UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 17, 2022

KIEWIT ROYALTY TRUST

(Exact name of registrant as specified in its charter)

Nebraska	000-10810	47-6131402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Trust Division U.S. Bank National Association 1700 Farnam Street Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

(402) 536-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

The Kiewit Royalty Trust (the “Trust”) was established by a trust indenture agreement (the “Trust Indenture”) originally dated May 17, 1982, as amended, between Peter Kiewit Sons’, Inc., (the “Trustor”), and Omaha National Bank, Omaha, Nebraska, as original trustee. U.S. Bank National Association is the current acting Trustee of the Trust (the “Trustee”). The purpose of the Trust was to own royalty interests and overriding royalty interests in four coal mine leases.

The Trust Indenture contemplated termination of the Trust due to insufficient revenue. The Trust believes it will not receive any additional royalty payments and without such payments cannot continue operating.

On October 29, 2021, the Trust filed a voluntary petition to terminate (the “Petition”) in the County Court of Douglas County, Nebraska (the “Court”). The Trust filed the Petition requesting the Court to approve certain actions and allow the Trust to liquidate all of its assets and wind up operations pursuant to the terms of the Trust Indenture. At a hearing held on December 30, 2021, the Court authorized the Trust to liquidate its assets and wind up operations.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 8.01 of this current report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

As part of the liquidation process, the Court authorized the Trustee to take all actions necessary to sell the Trust properties and consummate the sale of certain assets to Navajo Transitional Energy Company, LLC (“NTEC”) pursuant to the terms of a Letter Agreement NTEC, a copy of which was filed by the Trust as Exhibit 10.1 to the Current Report on Form 8-K with the SEC on August 3, 2021 and to Spartan Energy, LLC, as further described in the Current Report on Form 8-K filed by the Trust with SEC on October 5, 2021.

The Trustee has been actively working toward liquidating the assets and paying all expenses, costs, and professional fees in accordance with the Trust Indenture and Court order. The Trust intends to formally wind down and terminate on Monday, March 28, 2022, and on such date, the Unitholders of record are entitled to a distribution of any of the remaining trust funds. The Trust, however, will not be making a final distribution to its Unitholders because it no longer has revenues sufficient to cover its operating costs and expenses. The Trust recently sent a letter to each Unitholder notifying such Unitholder that its account will be closed on March 28, 2022, and the Trust terminated. A copy of the letter is incorporated by reference to Exhibit 99.1 of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 Letter to Unitholders dated March 17, 2022

Exhibit 104 Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIEWIT ROYALTY TRUST

	By:		U.S. Bank National Association in its capacity as Trustee and not in its individual capacity or otherwise
Dated: March 17, 2022

		By:	/s/ Amy M. Chesnut
Amy M. Chesnut
Wealth Management Sr. Trust Officer

(The Trust does not have a principal financial or chief accounting officer or any other officers.)

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